Exhibit 99.1

EAST TEXAS PROPERTIES

Statement of Combined Revenues and Direct Operating Expenses

and

Report of Independent Registered Public Accounting Firm

December 31, 2007

Table of Contents

Page
Report of Independent Registered Public Accounting Firm	1

Financial Statement

Statement of Combined Revenues and Direct Operating Expenses	2

Notes to Statement of Combined Revenues and Direct Operating Expenses	3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Enduring Resources, LLC

Denver, Colorado

We have audited the accompanying statement of combined revenues and direct operating expenses of the properties acquired by Cabot Oil & Gas Corporation (the “East Texas Properties”) from Enduring Resources, LLC (the “Company”), Mustang Drilling Inc. and Minden Gathering Services, LLC for the year ended December 31, 2007. This statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of combined revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities of Exchange Commission as described in Note 2 to the statement and is not intended to be a complete presentation of the East Texas Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses, described in Note 2, of the East Texas Properties for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

October 23, 2008

Denver, Colorado

Statements of Combined Revenues and Direct Operating Expenses

	For the Year Ended December 31, 2007	For the Six Months Ended June 30, 2008	For the Six Months Ended June 30, 2007
		(Unaudited)	(Unaudited)
Revenues
Oil and gas production	$13,824,448	$51,246,676	$3,664,066
Gathering and other	94,381	294,531	29,103

Total revenues	13,918,829	51,541,207	3,693,169

Direct operating expenses
Lease operating expense	1,078,500	2,439,891	185,956
Production and ad valorem taxes	313,464	2,214,910	51,967
Gathering and other expense	528,196	917,352	222,674

Total direct operating expenses	1,920,160	5,572,153	460,597

Revenues in excess of direct operating expenses	$11,998,669	$45,969,054	$3,232,572

See accompanying notes to the Statement of Revenues and Direct Operating Expenses

Notes to Statement of Revenues and Direct Operating Expenses

Note 1 – Basis of Presentation

The accompanying statement represents the interests in the combined revenues and direct operating expenses of the oil and natural gas producing properties and gathering facilities acquired by Cabot Oil & Gas Corporation (“Cabot”) from Enduring Resources, LLC (the “Company”), Mustang Drilling Inc. and Minden Gathering Services, LLC (collectively, the “Sellers”) on August 15, 2008, effective May 1, 2008. The Company has served as the operator of these properties and they are herein referred to as the “East Texas Properties.” The purchase price at closing was $610.8 million, reflecting the original gross purchase price of $604.4 million adjusted by $6.4 million for the impact of purchase price adjustments. Additionally, the purchase price is subject to further post-closing adjustments.

The financial information for the six months ended June 30, 2008 and 2007 is unaudited. In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the combined revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation. The combined revenues and direct operating expenses for interim periods are not necessarily indicative of the combined revenues and direct operating expenses for the full fiscal year.

Revenue Recognition

The Company accounts for natural gas sales using the entitlement method. Under the entitlement method, revenue is recorded based on the Company’s share of volume sold, regardless of whether the Company has taken its proportionate share of volume produced. The Company records revenue from the sale of its oil when title has transferred, typically when lifted from tanks, and collection is reasonably assured. The Company recognizes revenue from its gathering when the services are provided and when collection is reasonably assured. Gathering and other revenues represent amounts charged to other interest owners for gathering line tie-in fees, transmission and salt water disposal, with approximately $3,000 representing gathering line tie-in revenue for the year ended December 31, 2007.

Direct Operating Expenses

Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease and gathering operating expenses, well workover costs, ad valorem taxes and production taxes. Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and corporate taxes were not allocated to the East Texas Properties.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions as of the date of the financial statement. Accordingly upon settlement, actual results may differ from estimated amounts.

Note 2 – Omitted Financial Information

The presentation of the accompanying financial statements for the East Texas Properties is consistent with the Securities and Exchanges Commission’s rules, regulations and staff interpretations. The financial statements of the East Texas Properties to satisfy the requirements of Rule 3-05 of Regulation S-X are limited to historical statements of combined revenues and direct operating expenses, together with footnote disclosures of reserve quantities and the standardized measure pursuant to Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (“SFAS 69”).

The Company believes that it is sufficient to provide audited historical statements of combined revenues and direct operating expenses for the East Texas Properties, along with footnote disclosures of reserve quantities and the standardized measure pursuant to SFAS 69, for the following reasons:

The portion of historical general and administrative expenses or other indirect expenses attributable to the East Texas Properties is indeterminable and is not necessarily indicative of the level of such expenses to be incurred in the future under Cabot’s ownership.

Historical depreciation, depletion and amortization attributable to the East Texas Properties is irrelevant to the ongoing financial reporting for such operations because the assets will be recorded at Cabot’s acquisition cost and depleted accordingly over future periods.

During the periods presented, the East Texas Properties were not accounted for or operated as a separate division by the Sellers. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist and are not practical to obtain in these circumstances. As a result, the financial statements presented are not indicative of the results of operations of the acquired properties going forward.

Note 3 – Supplemental Disclosures on Oil and Gas Exploration, Development and Production Activities (Unaudited)

Estimated Quantities of Oil and Natural Gas Reserves

All of the Company’s reserves are located in the continental United States. The following tables summarize the net ownership interests in estimated quantities of the proved developed and proved undeveloped reserves of oil and natural gas reserves of the East Texas Properties at December 31, 2007 and changes in such quantities for the year then ended.

	Gas MMcf	Oil MBbl
Proved developed reserves:
As of January 1, 2007	5,644	101

As of December 31, 2007	21,344	100

	Gas MMcf	Oil MBbl
Proved reserves as of January 1, 2007	42,267	849
Production in 2007	(1,683)	(26)
Extensions and discoveries	106,399	878
Revisions of quantity estimates	(13,506)	(400)

Proved reserves as of December 31, 2007	133,477	1,301

The information set forth in the preceding tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent exploitation and development activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in product prices.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows before future income taxes from proved oil and natural gas reserves of the East Texas Properties. The amounts shown are based on prices and costs at January 1, 2007 and December 31, 2007 and assume continuation of existing economic conditions. A discount factor of 10% was used to reflect the timing of future cash flow. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of the wells. Accordingly, the estimates of future net cash flows from proved reserves and present value may be materially different from subsequent actual results. The standardized measure of discounted net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the East Texas Properties’ oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, and anticipated future changes in prices and costs. The following table sets forth estimates of the standardized measure of discounted future net cash flows proved reserves of oil and natural gas as of December 31, 2007 (in thousands).

Future cash inflows	$1,007,401
Future production costs	(198,361)
Future development costs	(204,978)

Future net cash flows	604,062
10% annual discount for estimating timing of cash flows	(379,304)

Standardized measure (before income taxes) of discounted future net cash flows relating to proved oil and natural gas reserves	$224,758

Changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows for the year ended December 31, 2007 (in thousands):

Beginning of year	$35,776
Sales of oil and natural gas produced, net of production expenses	(12,433)
Net change in sales and transfer prices, net of production costs	26,742
Extension, discoveries and improved recovery, net of future costs	180,460
Change in future development costs	(13,060)
Development costs incurred	37,216
Revisions of quantity estimates	(28,341)
Changes in production rates and other	(5,180)
Accretion of discount	3,578

End of year	$224,758